UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2019

EQT Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2019, EQT Corporation (the Company) announced that Gary E. Gould has been appointed to serve as the Company’s Executive Vice President and Chief Operating Officer, effective upon his commencement of employment with the Company in April 2019.

Mr. Gould, age 53, most recently served as Senior Vice President of Production and Resource Development for Continental Resources, Inc. since November 2015.    He previously served as Senior Vice President, Operations, from April 2015 to November 2015, and Senior Vice President of Operations and Resource Development from May 2014 to April 2015. Mr. Gould joined Continental Resources, Inc. in October 2013 and served as Vice President of Resource Development until May 2014. Prior to his tenure at Continental Resources, Inc., Mr. Gould held various operational and engineering roles with Chesapeake Energy Corporation (2008 — 2013), Kinder Morgan Inc. (2006 — 2008), ConocoPhillips (2006), Burlington Resources Inc. (an oil and gas exploration and production company acquired by ConocoPhillips) (1997 — 2006), and Exxon Corporation (1987 — 1997).  Mr. Gould holds Master of Science and Bachelor of Science degrees in Petroleum Engineering from the University of Kansas.

Pursuant to the Company’s offer letter dated March 4, 2019 (the Offer Letter), Mr. Gould will: (i) have an annual base salary of $550,000; (ii) be eligible to participate in the Company’s Executive Short-Term Incentive Plan (with a short-term incentive target for 2019 equal to $495,000); (iii) receive a 2019 long-term incentive award on the same terms as other executive officers of the Company consisting of a mix of performance restricted shares (50%), time-based restricted shares (25%) and stock options (25%) having a total grant date value of $2.5 million, which will be governed by the terms of the Company’s 2014 Long-Term Incentive Plan; and (iv) receive a signing bonus consisting of $500,000 in cash, subject to a requirement that he repay the signing bonus if he terminates his employment with the Company or if the Company terminates his employment for cause, in either case prior to the first anniversary of the date upon which he commenced employment with the Company, plus an award of time-based restricted shares, which will vest ratably over three years, having a grant date value of $3.9 million to compensate Mr. Gould for awards he is forfeiting with his current employer.  The foregoing is a summary of the material terms of the Offer Letter and is subject to and qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed herewith as Exhibit 10.1, and the terms of which are incorporated into this Item 5.02 by reference.

Mr. Gould is expected to enter into a confidentiality, non-solicitation and non-competition agreement with the Company, which will be consistent with the agreements between the Company and its other executive officers.  The terms of the confidentiality, non-solicitation and non-competition agreement are described in the Company’s proxy statement for its 2018 annual meeting of shareholders (filed with the SEC on April 27, 2018) under the caption “Executive

Compensation — Payments to be Made Pursuant to Written Agreements with the Named Executive Officers.”

Item 7.01. Regulation FD Disclosure.

On March 7, 2019, the Company issued a news release announcing the appointment of Mr. Gould as the Company’s Executive Vice President and Chief Operating Officer, effective upon his commencement of employment with the Company, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.  The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated March 4, 2019, by and between EQT Corporation and Gary E. Gould.

99.1	News Release, dated March 7, 2019, issued by EQT Corporation. (Furnished solely for purposes of Item 7.01 of this Form 8-K.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Senior Vice President and
Chief Financial Officer

Date: March 7, 2019